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                                                        EXHIBIT 23(c)


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-26397 of Summit Bancorp on Form S-4 of our report dated August 25, 1995, appearing in the Annual Report on Form 10-K of Collective Bancorp, Inc. for the year ended June 30, 1996 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Parsippany, New Jersey

June 4, 1997